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                      Consent of Independent Accountants


The Board of Directors and Stockholders
Electronics Boutique Holdings Corp.:


We consent to the use of our reports dated March 16, 1999 included and incorporated by reference herein and included in the prospectus and to the reference to our firm under heading "Experts" in the prospectus.



                                                    /s/ KPMG LLP



Philadelphia, PA
October 11, 1999